                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                     WELLS GARDNER ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                  [WELLS-GARDNER ELECTRONICS CORPORATION LOGO]

                         9500 West 55th Street, Suite A
                          McCook, Illinois 60525-3605

                                                                   March 8, 2002

To Our Shareholders:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois on Thursday, April 25, 2002, at 2:00 P.M. Central Daylight Savings Time. All holders of common shares of the Company as of the close of business on March 1, 2002, are entitled to vote at the Annual Meeting.

     Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the meeting and shareholders will have an opportunity to ask questions. After the meeting, members of senior management will remain to answer any additional questions you may have.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

                                              Sincerely,

                                              /s/ Anthony Spier

                                              Anthony Spier
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                     WELLS-GARDNER ELECTRONICS CORPORATION

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Thursday, April 25, 2002, at 2:00 P.M., Central Daylight Savings Time, at the corporate offices of the Company, 9500 West 55th Street, Suite A, McCook, Illinois, for the following purposes:

     1. To elect five Directors;

     2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, as independent certified public accountants of the Company for the fiscal year ending December 31, 2002;

     3. To act upon any other business which may properly be brought before the meeting.

The close of business on March 1, 2002, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

                                              By Order of the Board of
                                              Directors,

                                              /s/ George B. Toma
                                              George B. Toma
                                              Corporate Secretary

                     WELLS-GARDNER ELECTRONICS CORPORATION

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, APRIL 25, 2002

     This Proxy Statement is being sent on or about March 8, 2002, to all holders of common shares, $1.00 par value ("Common Stock"), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 9500 West 55th Street, Suite A, McCook, Illinois 60525-3605 (the "Company"), entitled to vote at the Annual Meeting of Shareholders on Thursday, April 25, 2002 and any adjournment or postponement thereof (the "Meeting"), in order to furnish information relating to the business to be transacted.

VOTING PROCEDURES

     Shareholders of record at the close of business on March 1, 2002, are entitled to vote at the Meeting. As of that date, there were approximately 5,276,675 shares of Common Stock outstanding. Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of Directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of Directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy. You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

     Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for Director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein. The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees. In addition, where specific instructions are not indicated, the proxy will be voted FOR the ratification of appointment of the selection of KPMG LLP as independent certified public accountants for the fiscal year ending December 31, 2002.

     Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of Directors and the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the ratification of appointment of KPMG LLP and for any other matters which may be submitted for consideration. Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the Meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The cost of soliciting proxies will be borne by the Company. The Company will solicit shareholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its Officers, Directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     A copy of the 2001 Annual Report to Shareholders, which includes the consolidated financial statements of the Company for 2001, was mailed to the shareholders on or about March 8, 2002.

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the number of Directors of the Company shall be from five to nine, as fixed from time to time by the Board of Directors. The size of the Board is currently set at five members. Shareholders are entitled to cumulative voting in the election of Directors. See "Voting Procedures" herein. Directors will hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death or resignation. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

INFORMATION CONCERNING NOMINEES

ANTHONY SPIER                                          DIRECTOR SINCE APRIL 1990

     Anthony Spier, age 58, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994. Prior thereto, he was Vice President of AM International, and President of the International Division of AM International. He is chairman of the Nominating Committee.

MARSHALL L. BURMAN                                    DIRECTOR SINCE AUGUST 1998

     Marshall L. Burman, age 72, is of Counsel to Wildman, Harrold, Allen & Dixon. Prior to 1992, Mr. Burman was Managing Partner of Arvey, Hodes, Costello & Burman. Mr. Burman is the former Chairman of the Illinois State Board of Investments. He is chairman of the Compensation Committee and a member of the Audit Committee.

JERRY KALOV                                         DIRECTOR SINCE FEBRUARY 1999

     Jerry Kalov, age 66, is President of Kay Consulting. Prior thereto, Mr. Kalov was President and Chief Executive Officer of Cobra Electronics Corporation (NASDAQ: COBR), from which he retired on January 1, 1998. Mr. Kalov also serves as a Director of Recoton Corporation.

Mr. Kalov is also a Governor and a member of the Executive Committee of the Electronic Industries Alliance. He is a member of the Audit, Compensation and Nominating Committees.

FRANK R. MARTIN                                       DIRECTOR SINCE AUGUST 1997

     Frank R. Martin, age 55, is Senior Partner of the law firm Righeimer, Martin and Cinquino, P.C. Mr. Martin has been associated with this firm since 1974. He is a chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

DR. MARK L. YOSELOFF                                   DIRECTOR SINCE APRIL 2001

     Mark L. Yoseloff, PhD, age 55, is Chairman of the Board, Chief Executive Officer and Director of Shuffle Master, Inc. Before joining Shuffle Master, Inc., Dr. Yoseloff was Chairman of the Board and President of Advanced Gaming Concepts, Inc., a company specializing in software development for the gaming industry. Dr. Yoseloff joined Shuffle Master in 1997 at the time that Shuffle Master acquired Advanced Gaming Concepts' assets. He is a member of the Audit and Compensation Committees.

     The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under "Voting Procedures" herein, unless specified otherwise.

VOTING RIGHTS AGREEMENT

     The Company, John R. Blouin, James J. Roberts, Jr. and James Industries, Inc. are parties to a voting rights agreement (the "Voting Rights Agreement") dated August 30,1999, governing the voting of Common Stock for Directors of the Company. Pursuant to the Voting Rights Agreement, Mr. Blouin and Mr. Roberts have agreed to vote their shares of Common Stock at each election of Directors for such slate of nominees as the Nominating Committee of the Board designates (collectively, the "Designated Directors"). In any election of Directors of the Company in which the number of nominees exceeds the number of Directors to be elected, the agreement provides that the parties will vote in a manner to assure the election of the greatest number of Designated Directors or their successors. The Voting Rights Agreement terminates on the earlier of the termination of the Sales Representative Agreement between the Company, James Industries, Inc. and James J. Roberts, Jr. (see "Compensation Committee Interlocks and Insider Participation" herein) or December 31, 2003.

BOARD COMPENSATION

     Employee Directors do not receive additional compensation for serving on the Board of Directors. At the 1996 Annual Meeting, the shareholders approved the Nonemployee Director Stock Plan. The Nonemployee Director Stock Plan, as amended by the Board in February, 1999 and subsequently in April, 2000, provides that each nonemployee Director will receive a $1,000 monthly retainer paid quarterly and for each Board or Committee meeting attended, each nonemployee Director will receive up to $1,500 in value either as: (i) fair market value of Common Stock, (ii) a combination of Common Stock and a cash payment in the amount sufficient to offset the tax liability incurred in connection with the receipt of such stock or (iii) in cash. The closing Common Stock price on the day of each meeting will set the basis price for such payment. The Nonemployee Director Stock Plan, as amended, also provides that nonemployee Directors may receive stock options for a number of shares of Common Stock equal to one percent of the number of shares of Common Stock outstanding on the date of grant divided by the number of eligible Directors, to be granted to nonemployee Directors in office upon final adjournment of an annual meeting of shareholders. During 2001, the Board of Directors met five times and all Directors attended 100 percent of the aggregate number of Board meetings.

COMMITTEES OF THE BOARD

     The Board of Directors has a standing Audit, Compensation and Nominating Committee.

AUDIT COMMITTEE

     The Audit Committee is comprised of Frank R. Martin (Chairman), Marshall L. Burman, Jerry Kalov and Mark L. Yoseloff. Under currently applicable rules, all members are independent. The Board of Directors has adopted a written charter for the Audit Committee, which is included as an Appendix to this Proxy Statement. See "Report of the Audit Committee" herein.

COMPENSATION COMMITTEE

     The Compensation Committee is comprised of Marshall L. Burman (Chairman), Jerry Kalov, Frank R. Martin and Mark L. Yoseloff. The Compensation Committee met three times during 2001. The Compensation Committee administers the Company's Amended and Restated Incentive Stock Plan and the Executive Stock Award Plan. See "Report of the Compensation Committee" herein. The Compensation Committee also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other Executive Officers. See "Report of Board of Directors on Compensation" and "Report of the Compensation Committee" herein.

NOMINATING COMMITTEE

     The Nominating Committee is comprised of Anthony Spier (Chairman), Jerry Kalov and Frank R. Martin. The Nominating Committee, established by the Board during 2000, met once during 2001. The Nominating Committee's duties include proposing a slate of Directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership, and seeks individuals who will make a substantial contribution to the Company. It will consider candidates proposed by shareholders. Generally, candidates must be highly qualified and affirmatively desirous of serving on the Board. They should represent the interests of all shareholders and not those of a special interest group. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     Set forth in the following table are the beneficial holdings on December 31, 2001, of each person known by the Company to own beneficially more than five percent of its outstanding common stock, Directors, the Chief Executive Officer, the Chief Financial Officer, the President of American Gaming & Electronics and all Executive Officers and Directors as a group.

                                                          SHARES
                                                       BENEFICIALLY        % OF
                                                          OWNED            CLASS
                                                       ------------        -----
Voting Rights Agreement..............................    653,046(a)        11.6%
James J. Roberts, Jr.................................    651,580(a)(b)     11.6%
  Individual and as Trustee of the James
  J. Roberts Trust dated January 23, 1991
  1619 Colonial Parkway
  Inverness, Illinois 60067
John R. Blouin.......................................      1,466(a)           *
Anthony Spier........................................    354,061(e)         6.3%
The Killen Group, Inc................................    349,000(c)         6.2%
  1199 Lancaster Avenue
  Berwyn, Pennsylvania 19312
Dimensional Fund Advisors, Inc.......................    285,434(d)         5.1%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
George B. Toma.......................................    115,408(e)         2.1%
Mark E. Komorowski...................................    104,657(e)         1.9%
Frank R. Martin......................................     51,951(e)           *
Marshall L. Burman...................................     40,167(e)           *
Jerry Kalov..........................................     28,453(e)           *
Mark L. Yoseloff.....................................      8,370(e)           *
Executive Officers and Directors as a group (7
  persons)...........................................    703,067(e)        12.5%

---------------

 *   Represent holdings of less than one percent.

(a) Pursuant to the Voting Rights Agreement dated August 30, 1999, Mr. Roberts and Mr. Blouin have agreed to vote 653,046 shares as a block on certain matters. See "Voting Rights Agreement" for additional disclosure.

(b) Pursuant to Schedule 13D filed with the Securities and Exchange Commission by Mr. Roberts on February 13, 2002 and other information furnished by him, Mr. Roberts has sole voting power over all 651,580 shares beneficially owned by him. According to such information, all of these shares are owned by Mr. Roberts as trustee of a trust of which he is sole beneficiary.

(c) Pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002, The Killen Group, Inc., a registered investment advisor, is deemed to have beneficial ownership of 349,000 shares of the Company as of December 31, 2001.

(d) Pursuant to Schedule 13G filed with the Securities and Exchange Commission on January 30, 2002, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 285,434 shares of the Company as of December 31, 2001. All securities reported are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities.

(e) The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options: Mr. Spier, 157,952 shares, Mr. Toma, 81,632 shares, Mr. Komorowski, 57,031 shares, Mr. Martin, 29,198 shares, Mr. Burman, 21,030 shares, Mr. Kalov, 21,030 shares, Mr. Yoseloff, 3,221 shares and the Executive Officers and Directors as a group, 371,094 shares.

                  REPORT OF BOARD OF DIRECTORS ON COMPENSATION

     This report of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

     The Board of Directors' policy with respect to compensation of the Company's Executive Officers includes the following objectives:

     - Maintain a level of compensation that will attract and retain highly qualified individuals.

     - Match the compensation goals of the Executive Officers with the short-term and long-term operational goals of the Company.

     - Align the interests of the Executive Officers and shareholders.

     - Reward significant performance by individual Executive Officers, which performance contributes to the success of the Company.

     To achieve these objectives, the overall compensation of the Company's Executive Officers was comprised in 2001 of salaries, cash bonuses, stock options granted under the Company's Amended and Restated Incentive Stock Plan and restricted shares granted under the Company's Executive Stock Award Plan. The Board of Directors determines the annual salary of each Executive Officer, based upon recommendations of the Compensation Committee. The Amended and Restated Incentive Stock Plan is administered by the Compensation Committee. See "Report of the Compensation Committee" herein.

     Certain Executive Officers are parties to employment contracts, which specify minimum salaries. Any compensation exceeding such minimum levels is set relative to executive compensation at comparable companies in the electronics industry and companies of comparable size.

                               BOARD OF DIRECTORS
                            Anthony Spier (Chairman)
                               Marshall L. Burman
                                  Jerry Kalov
                                Frank R. Martin
                                Mark L. Yoseloff

                         REPORT OF THE AUDIT COMMITTEE

     The Committee held four meetings during 2001. The meetings were designed to facilitate and encourage private communication between the Committee and the Company's independent public accountants, KPMG LLP.

     During these meetings, the Committee reviewed and discussed the audited financial statements with management and KPMG. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Wells-Gardner's Annual Report on Form 10-K.

     The discussions with KPMG also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG written disclosures and the letter regarding its independence as required by Independence Standards Board Standards No. 1. This information was discussed with KPMG.

                                AUDIT COMMITTEE
                           Frank R. Martin (Chairman)
                               Marshall L. Burman
                                  Jerry Kalov
                                Mark L. Yoseloff

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company believes that significant stock ownership by Executive Officers is a major incentive in building shareholder value and aligning the interests of executives and shareholders. Under the Company's Amended and Restated Incentive Stock Plan, which is administered by the Compensation Committee, nonqualified stock options, incentive stock options, stock appreciation rights and stock awards may be granted to Officers and other key employees of the Company. In 2001, 49,000 stock options were granted to three Executive Officers. Additionally, under the Executive Stock Award Plan, 36,000 restricted stock awards were granted to three Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Spier is employed under a contract originally entered into in connection with his joining the Company and being elected as Chairman of the Board, President and Chief Executive Officer of the Company in April, 1994. In February 2002, Mr. Spier's contract was amended to expire December 31, 2005 and provides for minimum annual compensation of $250,000. Mr. Spier may terminate the contract in the event of a "change in control" of the Company. If, upon a "change of control" of the Company, Mr. Spier terminates the contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the Company or the Company's successor, the contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement and twice his total compensation from the Company for the twelve calendar months preceding termination. In addition, in case of a "change of control," the contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to section 4999 of the Internal Revenue Code) incurred. In addition, Mr. Spier also received stock options and restricted stock awards in 2001. See "Summary Compensation Table" and "Option Grants in 2001" herein.

     In 2001, Mr. Spier was granted an option to purchase 26,250 shares of Common Stock at an exercise price of $2.49, the adjusted fair market value on the date of the grant and 20,000 restricted shares of Common Stock. See "Option Grants in 2001" for further information with respect to the specific terms of such grant. The Compensation Committee believes the stock option grant helps to align Mr. Spier's long-term compensation directly with shareholder value since the potential value of the grant is tied directly to increases in the fair market value of the Company's Common Stock during the term of the option.

     In view of the Company's results of operations for 2001, Mr. Spier received no bonus under the 2001 Bonus Plan. Although by mutual agreement with the Compensation Committee, Mr. Spier received no salary increase for 2002, his performance in 2001 was evaluated by the Compensation Committee based upon written objectives for 2001 and performance thereof, as well as other factors.

OTHER EXECUTIVE OFFICER COMPENSATION

     In view of the Company's results of operations for 2001, Mr. Komorowski and Mr. Toma did not receive a bonus under the 2001 Bonus Plan. Although by mutual agreement with the Compensation Committee, Mr. Komorowski and Mr. Toma received no salary increase for 2002, their performance in 2001 was evaluated by the Compensation Committee based upon written objectives for 2001 and performance thereof, as well as other factors.

                             COMPENSATION COMMITTEE
                         Marshall L. Burman (Chairman)
                                  Jerry Kalov
                                Frank R. Martin
                                Mark L. Yoseloff

                           SUMMARY COMPENSATION TABLE

     Set forth on the following table are, for the years indicated, each component of compensation paid to the Chief Executive Officer, the Chief Financial Officer and the President of American Gaming & Electronics.

                                              ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                      ------------------------------------   ------------------------------------
                                                                             RESTRICTED   SECURITIES   LONG-TERM
                                                            OTHER ANNUAL       STOCK      UNDERLYING   INCENTIVE       ALL OTHER
                             FISCAL   SALARY(A)   BONUS    COMPENSATION(B)   AWARDS(C)     OPTIONS     PAYOUTS(C)   COMPENSATION(D)
NAME AND PRINCIPAL POSITION   YEAR       ($)       ($)           ($)            ($)          (#)          ($)             ($)
-----------------------------------------------------------------------------------------------------------------------------------
Anthony Spier..............   2001     241,467    20,882       11,075          45,000       26,250            0          7,407
  Chairman of the Board,      2000     232,024         0       22,151          60,000       26,250            0          7,056
  President and Chief         1999     226,455    41,682       22,151               0       31,500       33,250          6,032
  Executive Officer
Mark E. Komorowski.........   2001     123,000    24,445       13,496          18,000       12,600            0          5,166
  President of American       2000     124,237         0       10,121          24,000       12,600            0          4,338
  Gaming & Electronics        1999     128,922     8,775        9,000               0       15,750        9,500          3,758
George B. Toma.............   2001     114,852    19,399        9,000          18,000       12,600            0          3,858
  Vice President of
  Finance,                    2000     109,675         0        9,000          24,000       12,600            0          3,747
  Chief Financial Officer,    1999      80,942    15,932        9,000               0       15,750        9,500          2,944
  Treasurer and Secretary

---------------

(a) Includes all pre-tax employee contributions to the Employee Retirement 401(k) Plan.

(b) Includes benefits associated with the use of a Company automobile or monthly allowance for 2001, 2000 and 1999.

(c) In 2000, Mr. Spier received 20,000 restricted common shares, which become unrestricted in July 2002 and July 2005. In 2001, Mr. Spier received 20,000 restricted common shares, which become unrestricted in November 2003 and November 2006. During 2000, Mr. Komorowski and Mr. Toma each received 8,000 restricted common shares, which become unrestricted in July 2002 and July 2005. In 2001, Mr. Komorowski and Mr. Toma each received 8,000 restricted common shares, which become unrestricted in November 2003 and November 2006.

(d) Includes premiums paid on life insurance for the benefit of Mr. Spier for 2001, 2000 and 1999 of $2,157, $1,806 and $1,032, respectively, and the
    Company's contributions to the Employee Retirement 401(k) Plan in 2001, 2000 and 1999 of $5,250, $5,250 and $5,000, respectively. Includes premiums paid on life insurance for the benefit of Mr. Komorowski for 2001, 2000 and 1999 of $971, $207 and $96, respectively, and the Company's contributions to the Employee Retirement 401(k) Plan in 2001, 2000 and 1999 of $4,195, $4,131 and $3,662, respectively. Includes premiums paid on life insurance for the benefit of Mr. Toma for 2001, 2000 and 1999 of $748, $172 and $61,
    respectively, and the Company's contributions to the Employee Retirement 401(k) Plan in 2001, 2000 and 1999 of $3,110, $3,575 and $2,883,
    respectively.

                             OPTION GRANTS IN 2001

     Set forth is certain information concerning grants of options and restricted shares to the Chief Executive Officer, the Chief Financial Officer and the President of American Gaming & Electronics.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                INDIVIDUAL GRANTS                            ANNUAL RATES OF
                          -------------------------------------------------------------        STOCK PRICE
                             NUMBER OF       PERCENTAGE OF                                  APPRECIATION FOR
                            SECURITIES       TOTAL OPTIONS                                     OPTION TERM
                            UNDERLYING         GRANTED TO      EXERCISE OF                ---------------------
                          OPTIONS GRANTED   EMPLOYEE IN 2001   BASE PRICE    EXPIRATION      5%          10%
NAME                            (#)               (%)           ($/SHARE)       DATE         ($)         ($)
---------------------------------------------------------------------------------------------------------------
Anthony Spier............    26,250(a)            20%             2.49       02/07/2011    112,027     178,385
Mark E. Komorowski.......    12,600(a)            10%             2.49       02/07/2011     53,773      85,625
George B. Toma...........    12,600(a)            10%             2.49       02/07/2011     53,773      85,625

---------------

(a) The options become exercisable in 25% installments in August 2001, February 2002, February 2003 and February 2004. As adjusted following the 5% stock dividend granted by the Company on April 6, 2001.

                      AGGREGATED OPTION EXERCISES IN 2001
                      & OPTION VALUES AT DECEMBER 31, 2001

     Set forth on the following table is information relating to the number of shares of Common Stock subject to options held at December 31, 2001, by the Chief Executive Officer, the Chief Financial Officer and the President of American Gaming & Electronics.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                              SHARES                            YEAR-END (#)             FISCAL YEAR-END (A) ($)
                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Anthony Spier.............         0              0        135,817        42,151         17,023         10,792
Mark E. Komorowski........    18,044         30,140         46,232        20,407            977          5,274
George B. Toma............         0              0         70,833        20,407         11,135          5,274

---------------
(a) Based on a per share value, at December 31, 2001, of $2.80.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James J. Roberts, Jr. is Chairman of the Board and Chief Executive Officer of James Industries, Inc. and John R. Blouin is President of James Industries, Inc., a sales representative organization, which acts as a sales representative for, and as a distributor of, the Company's products. James Industries, Inc. has been an independent sales representative for the Company since 1979 and is compensated therefor on a commission basis pursuant to its Amended and Restated Sales Representation Agreement with the Company dated August 30, 1999 (the "Representation Agreement"). Commissions paid or due pursuant to the Representation Agreement to James Industries, Inc. in 2001, totaled approximately $587,000. The agreement expires December 31, 2003, but can be extended for additional one-year terms thereafter. James Industries, Inc. also acts as a distributor, purchasing the Company's products for sale to third parties. For 2001, the Company's sales to James Industries, Inc. totaled approximately $16,000.

                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Electronics-Instrumentation Index during the years 1996 through 2001, assuming the investment of $100 on December 31, 1996 and the reinvestment of dividends.
[PERFORMANCE GRAPH]

                                                      WELLS GARDNER
                                                       ELECTRONICS                                          S & P ELECTRONICS
                                                       CORPORATION              S & P MIDCAP 400            (INSTRUMENTATION)
                                                      -------------             ----------------            -----------------
12/96                                                    100.00                      100.00                      100.00
12/97                                                    135.71                      132.25                      117.44
12/98                                                     61.43                      157.53                      139.98
12/99                                                     75.00                      180.72                      314.67
12/00                                                     64.58                      212.36                      294.37
12/01                                                     74.09                      196.43                      167.36

                    PROPOSAL FOR RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of KPMG LLP to serve as independent certified public accountants of the Company for the fiscal year ending December 31, 2002. Although shareholder ratification is not required, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Meeting. KPMG LLP has served as independent certified public accountants of the Company with respect to the Company's financial statements for fiscal years 2001, 2000 and 1999, and is considered by the Board of Directors of the Company to be well qualified. If the shareholders do not ratify the appointment of KPMG LLP, the Board of Directors may reconsider the appointment.

     A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement. The representative will also be available to respond to appropriate questions from the shareholders.

     Fees billed by the Company's independent accountant during fiscal year 2001 were as follows:

Audit Fees......................................   $103,000
Financial Information and Systems Design and
  Implementation Fees...........................   $145,000
All Other Fees (tax services)...................   $ 22,425

     With respect to financial information and systems design and implementation fees and all other fees, the Audit Committee has considered whether the provision of the services in those categories is compatible with maintaining the independent accountant's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any person holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all of these filing requirements were satisfied by its Directors and Executive Officers and ten percent holders during 2001; except that each of Mr. Spier, Mr. Komorowski and Mr. Toma failed to file one report which reconciled all beneficially owned shares. This Form 5 was subsequently filed on January 15, 2002. In making these statements, the Company has relied on the representations of its Directors and Executive Officers and its ten percent holders and copies of the reports that they have filed with the Securities and Exchange Commission.

                         PROPOSALS OF SECURITY HOLDERS

     Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders (the "2003 Meeting") must be received at the Company's Executive offices by no later than November 8, 2002, in order to be considered for inclusion in the Company's proxy statement materials relating to such meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any shareholder proposal, which does not meet the requirements of the SEC in effect at that time. The Company form of proxy for the 2003 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals.

                       NOTICE OF BUSINESS TO BE CONDUCTED
                         AT A SPECIAL OR ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. The bylaws of the Company provide an advance notice procedure for a shareholder to properly bring notice to the Secretary of the Corporation not less than twenty (20) days prior to such meeting. The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder, and (v) any material interest of the shareholder in such business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at that time such proposal is received.

                                 OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matter that may properly be brought before the Meeting. In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

McCook, Illinois
March 8, 2002

                                    APPENDIX

                     WELLS-GARDNER ELECTRONICS CORPORATION
                            AUDIT COMMITTEE CHARTER

     The Audit Committee of Wells-Gardner Electronics Corporation (the "Committee") shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibility which, shall include, but not be limited to:

     - Assessing the Company's risks and control environment and the steps management has taken to monitor, control and report significant financial risks.

     - Oversee the financial reporting of the Company.

     - Review the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among independent auditors, management and the Board of Directors (the "Board").

     - Annually review and reassess the adequacy of the Charter.

     The Committee shall be empowered to retain independent counsel, independent auditors, or others to assist it in the conduct of any investigation.

     The independent auditors are ultimately accountable to the Committee and Board as a representative of shareholders. The Committee shall review the independence and performance of auditors. It is the responsibility of the Committee and Board for selection, evaluation and replacement of the outside auditor. The Committee shall approve the fees, review the audit plan and discuss the independence of the independent auditors. The Committee received a formal written statement from the independent auditor, consistent with Independence Standards Board Standard No. 1, delineating all relationships between them and the Company.

     The Committee members shall meet all Charter requirements of the American Stock Exchange and will issue a report to shareholders in the Company's proxy statement as required by the Securities and Exchange Commission. Membership of the Committee shall consist of at least three independent members of the Board who are financially literate and who shall serve at the discretion of the Board. Additionally, at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall meet at least quarterly or more frequently as circumstances require and will receive an agenda and materials for such meeting in advance. The Committee will also meet privately in executive session with management and the independent auditors to discuss any matters that the Committee or each group believes should be discussed. The Chairman of the Committee will distribute minutes and communicate such discussions to the Board on a quarterly basis.

     Finally, the Committee will perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or Board deems necessary or appropriate.

                                  {PROXY CARD}

                      WELLS-GARDNER ELECTRONICS CORPORATION
                         9500 WEST 55TH STREET, SUITE A
                           MCCOOK, ILLINOIS 60525-3605

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Spier and George B. Toma and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all common shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 1, 2002, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on Thursday, April 25, 2002 at the corporate offices of the Company and any adjournment or postponement thereof. A majority of the Proxies present at the meeting, and if only one is present, then that one, may exercise the power of all the Proxies hereunder.

     1.  ELECTION OF DIRECTORS
         [ ] FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to vote for
                                                  all nominees listed below
                                                  (except as marked to the
                                                  contrary below)

                Anthony Spier, Marshall L. Burman, Jerry Kalov,
                     Frank R. Martin, Dr. Mark L. Yoseloff

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below).

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, as independent certified public accountants of the Company for the fiscal year ending December 31, 2002.

                 [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED                                          , 2002
     ------------------------------------------


-----------------------------------------------------
Signature

-----------------------------------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.